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Macquarie Securitisation Limited                          24 August 2001
Level 23
20 Bond Street                                            Stuart Fuller
Sydney  NSW  2000                                         Partner
Australia                                                 Direct line
                                                          (612) 9296 2155

Dear Sirs

PUMA GLOBAL TRUST NO. 1 REGISTRATION STATEMENT

We have acted for Perpetual Trustees Australia Limited ("ISSUER TRUSTEE") and P.T. Limited in connection with the offering of the PUMA Global Trust No. 1 Mortgage-Backed Floating Rate Notes ("NOTES"), which will be offered by the PUMA Global Trust No. 1 (the "TRUST") to be constituted under the Consolidated PUMA Trust Deed and the Sub-Fund Notice between the Issuer Trustee and Macquarie Securitisation Limited ("MANAGER"). The Notes are being registered pursuant to the Securities Act of 1933, as amended ("ACT") by means of a Registration Statement of the Manager on Form S-11 (the "REGISTRATION STATEMENT"). The Notes will be offered pursuant to the prospectus which will be filed with the Securities and Exchange Commission pursuant to Rule 424 under the Act ("PROSPECTUS").

Definitions in the Prospectus apply in this opinion but "Relevant Jurisdiction" means the Commonwealth of Australia, New South Wales, Victoria and the Australian Capital Territory. No assumption or qualification in this opinion limits any other assumption or qualification in it. A reference to Documents is a reference to the documents listed in paragraphs 1(a) to (d) inclusive.

1   DOCUMENTS

    We have examined the following documents:

    (a) a draft of the Trust Deed (as amended) (attached as an exhibit to the Registration Statement);

    (b) a draft of the Sub-Fund Notice for the Trust (attached as an exhibit to the Registration Statement);

    (c) a draft of the Note Trust Deed for the Trust (attached as an exhibit to the Registration Statement);

    (d) a draft of the Agency Agreement for the Trust (attached as an exhibit to the Registration Statement); and

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    (e)  a certified copy of the constitution of the Issuer Trustee; and

    (f)  such other documents as we consider necessary to render this opinion.

2   ASSUMPTIONS

    For the purposes of giving this opinion, we have assumed:

    (a) where a document has been submitted to us in draft form it will be executed substantially in the form of that draft;

    (b) that the Documents will be executed by duly authorised signatories and will be duly authorised by the parties to them (including the Issuer Trustee) and do or will constitute valid and binding obligations of all the parties to them, other than the Issuer Trustee, under all relevant laws including the laws of the Relevant Jurisdictions;

    (c) that the parties to each Document will satisfy their respective obligations under the Documents;

    (d) that the Notes will be issued as described in the Registration Statement and will, at the direction of the Manager, be sold by the Issuer Trustee for reasonably equivalent consideration;

    (e) that the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Documents;

    (f) that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

    (g)  the completeness of all documents submitted to us;

    (h) that the constitution of the Issuer Trustee is the constitution of the Issuer Trustee as at the date of this letter and that no amendments have been made to it since that date;

    (i) that the Documents will be duly delivered where required by their terms;

    (j) that the Issuer Trustee will be the sole trustee of the Trust at the time it executes the Documents;

    (k) that the Commissioner of Taxation has not given and will not give a direction under section 218 or section 255 of the Income Tax Assessment Act 1936 of Australia ("ITAA") or section 260-5 of the Income Tax Assessment Act 1997 of Australia, requiring the Issuer Trustee to deduct from sums payable by it to a person under the Documents an amount of Australian tax payable by the payee;

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    (l)  that no transaction in connection with or contemplated by the Documents constitutes an unfair preference, an uncommercial transaction, an insolvent transaction or an unfair loan within the meaning of sections 588FA, 588FB, 588FC or 588FD respectively of the Corporations Act 2001
         (Cth) ("CORPORATIONS ACT");

    (m) that no party has contravened or will contravene section 208 or section 209 of the Corporations Act by entering into any Document or a transaction in connection with any Document;

    (n) that the power of attorney under which the Issuer Trustee will execute the documents will be registered in appropriate jurisdictions of the Relevant Jurisdiction;

    (o) that the Issuer Trustee will enter into the Documents (other than the Trust Deed and the Sub-Fund Notice) in its capacity as trustee of, and for the purposes of, the Trust and for the benefit of the beneficiaries of the Trust;

    (p) that the officers and agents of the Issuer Trustee will properly perform their duties to the Issuer Trustee and we note that, under section 129(4) of the Corporations Act, you may make this assumption unless you know or ought to know that the assumption is incorrect;

    (q) that the Issuer Trustee will not exercise its powers under the Documents to release, abandon or restrict any power conferred on it by the Trust Deed;

    (r)  no action will be taken to terminate the Trust;

    (s) that the Issuer Trustee (in its capacity as trustee of the Trust) is able to pay all its debts, as and when they become due and payable, at the time Documents are entered into, or any act is done, or any omission is made, for the purpose of giving effect to a transaction under any Document (and that the Issuer Trustee does not become unable to pay any of its debts as and when they become due and payable, as a result of any such act or event); and

    (t) that, except to the extent that the relevant representation and warranty is the subject of an opinion in paragraph 4, the representations and warranties made by the Issuer Trustee in each Document are correct in all respects at all times.

3   QUALIFICATIONS

    Our opinion is subject to the following qualifications:

    (a) we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular, we express no opinion as to the Federal or State laws of the United States;

    (b) the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy,

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         insolvency, liquidation, receivership, administration, reorganisation and reconstruction) and defences generally affecting creditors' rights;

    (c) a creditor's rights may be affected by a specific court order obtained under laws (including, without limitation, section 444F and part 5.3A division 13 of the Corporations Act) and defences generally affecting creditors' rights;

    (d) the availability of certain equitable remedies (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

    (e) an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

    (f) a provision that a statement, opinion, determination or other matter is final and conclusive does not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

    (g) the laws of the Relevant Jurisdictions may require that discretions are exercised and parties act reasonably and opinions are based on reasonable grounds;

    (h) the question whether a provision of a Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

    (i)  an indemnity for legal costs may be unenforceable;

    (j)  we express no opinion as to:

         (i)    provisions precluding oral amendments or waivers;

         (ii) whether a court would determine that any particular exercise by the Issuer Trustee of its powers under the Trust Deed and the Sub-Fund Notice relating to the Trust is for the benefit of beneficiaries of the Trust;

         (iii) whether a judgment for a monetary amount would be given in a currency other than Australian dollars, although recent decisions of English Courts allowing judgments in a foreign currency have been followed in the Courts of New South Wales; and

         (iv) except as otherwise expressly stated in this opinion, the date on which a conversion from foreign currency would be made for the purpose of enforcing a judgment;

    (k) court proceedings may be stayed if the subject of the proceedings is current before a court;

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    (l)  a document may not be admissible in court proceedings unless applicable stamp duty has been paid;

    (m) in order to enforce a foreign judgment in the Relevant Jurisdictions it may be necessary to establish that the judgment is for a fixed or certain sum of money and is not in the nature of a penalty or revenue debt and, if raised by the judgment debtor, it may be necessary to establish that:

         (i) the judgment debtor (or its duly appointed agent) received actual notice of the proceedings in sufficient time to contest the proceedings;

         (ii) the judgment was not obtained by fraud or duress or in a manner contrary to natural justice or public policy in the Relevant Jurisdictions; and

         (iii) the subject matter of the proceedings giving rise to the judgment was not immovable property situated outside the Relevant Jurisdictions; and

    (n) the specific approval of the Reserve Bank of Australia must be obtained in connection with certain payments and transactions having a prescribed connection with countries or entities designated from time to time by the Reserve Bank of Australia for the purposes of the Banking (Foreign Exchange) Regulations (currently Iraq, Libya, the Federal republic of Yugoslavia (Serbia and Montenegro), the Afghan faction known as Taliban and the National Union for the Total Independence of Angola).

4   OPINION

    Based on the assumptions and subject to the qualifications set out above, we are of the opinion that the:

    (a) obligations of the Issuer Trustee under each Document will be valid, binding and (subject to the terms of the Document) enforceable upon due execution and delivery of each Document in accordance with their terms; and

    (b) the Notes, when duly executed, duly authenticated, delivered and sold as contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable and binding obligations of the Issuer Trustee enforceable in accordance with their terms.

    The expression "enforceable" means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation, see paragraphs 3(b), (c) and (d).

5   CONSENT

    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Enforcement of Foreign Judgments

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    in Australia" and "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued under the Act with respect to any part of the Registration Statement, including this exhibit. In addition, for the purposes of issuing their opinion dated on or about the date of this letter in relation to the Notes (the "MBP OPINION") and filing the MBP Opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement, Mayer, Brown & Platt may:

    (a) rely on this opinion (subject to the assumptions and qualifications contained herein) as if such opinion were addressed to them; and

    (b)  refer to this opinion in the MBP Opinion.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is given in respect of the laws of the Relevant Jurisdictions which are in force at 9.00am local time on the date of this letter.

Yours faithfully

/s/ Mallesons Stephen Jaques

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